Exhibit 10.12
TRANSLATION FOR REFERENCE ONLY
AGREEMENT CONCERNING CHANGE OF THE PROMOTER OF
DALIAN HAIHUI SOFTWARE TRAINING CENTER
This Agreement (this “Agreement”) is entered into by and among the following parties on January 23, 2008:
1.	HiSoft Technology International Limited, a company incorporated under the laws of Cayman Islands with its registered address at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (“HiSoft International”);

2.	Dalian Haihui Sci-Tech Co., Ltd., a company limited by shares incorporated under the laws of the PRC with its registered address at No. 35 Lixian Street, Dalian City, PRC (“Haihui Dalian”);

3.	Yuanming Li, a PRC citizen with his ID Card No. being 21021119560326581x;

4.	Dalian Borui Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC with its controller of Yuanming Li and registered address at No. 35 Lixian Street, Dalian City, PRC (“Dalian Borui”).
WHEREAS,
A. In accordance with the Binding Memorandum of Understanding dated September 30, 2007 among Yuanming Li, Haihui Dalian, HiSoft Technology (Dalian) Co., Ltd. and HiSoft International (the “Memorandum”), Haihui Dalian agrees that the promoter of Dalian Haihui Software Training Center (the “Training Center”) is changed to the third party controlled by Yuanming Li and ratified by HiSoft International (the “Proposed Change”) and such third party will continue the promotion and operation of the Training Center;
B. On the premise of the due performance of the Memorandum, HiSoft International agrees that the promoter of the Training Center is changed into the third party designated by Yuanming Li, i.e. Dalian Borui.
The parties hereby agree as follows:
Article 1 Change Procedures
1.1	The parties agree to cooperate with each other to cause Haihui Dalian to apply for and complete all governmental procedures (including but not limited to approval by Dalian Education Bureau of the Proposed Change and the filing of the Proposed Change with Dalian Civil Affairs Bureau) as soon as practical after the signing of this Agreement but no later than March 31, 2008 so that the promoter of the Training Center will have been changed from Haihui Dalian to Dalian Borui. The parties agree to provide HiSoft International with evidentiary materials satisfactory to HiSoft International.

1.2	For the smooth completion of the Proposed Change, Haihui Dalian and Dalian Borui shall complete all necessary internal authorization procedures immediately after the signing of this Agreement and adopt proper resolutions.

TRANSLATION FOR REFERENCE ONLY
1.3	For the purpose of the Proposed Change, Haihui Dalian shall engage an accounting firm recognized by the parties. In accordance with applicable laws and regulations, such firm shall issue a financial liquidation report in the substance and form satisfactory to the parties.
Article 2 Consideration
Dalian Borui shall, and Yuanming Li shall cause Dalian Borui to, pay Haihui Dalian the consideration in the amount of RMB812,346 (the “Consideration”). Dalian Borui shall pay off the Consideration in a lump sum on the signing date hereof. Subject to prior expressive notice given to Haihui Dalian and HiSoft International, Dalian Borui may designate a third party to pay the Consideration to Haihui Dalian.
Article 3 Further Covenants
3.1	Each party shall further sign documents and take further actions, which are reasonably necessary for the full implementation of this Agreement.

3.2	The parties agree that, from January 1, 2008, all costs, expenses and fees incurred by the Training Center shall be borne by Dalian Borui and all revenue generated by the Training Center shall belong to Dalian Borui in accordance with relevant laws and regulations. Costs, expenses and fees generated during the period, from January 1, 2008 to the date on which the Proposed Change is completed and Dalian Borui is formally registered as the promoter of the Training Center, shall be borne by the Training Center out of its own assets. In no event shall HiSoft International or Haihui Dalian be liable for such costs, expenses or fees.

3.3	In consideration of the fact that Yuanming Li holds 96% of the shares in Haihui Dalian as of the date hereof, Yuanming Li hereby agrees to bear joint and several liability for Haihui Dalian’s performance of its obligations hereunder during the period in which Yuanming Li holds shares in Haihui Dalian.

3.4	Yuanming Li shall bear joint and several liability for Dalian Borui’s obligations hereunder.

3.5	The parties undertake that the purpose of the Proposed Change is limited to the change of the promoter of the Training Center. During the process of the Proposed Change, the parties shall cooperate with each other to cause the Training Center to continue normal operation.
Article 4 Notices
4.1	Any notice, request, demand and other communication required by this Agreement or made in accordance with this Agreement shall be delivered to relevant parties in writing based on the following information:

If to HiSoft International and Haihui Dalian:

Address: 6/F, HaYa Plaza, No. 1 Shangdi East Road, Haidian District, Beijing (100085)

Attention: Heng Choon Lim

Facsimile: 010-59875588

TRANSLATION FOR REFERENCE ONLY
If to Yuanming Li and Dalian Borui:

Address: No. 35 Lixian Street, High-Tech Industrial Zone, Dalian City (116023)

Attention: Yuanming Li

Facsimile: 0411-84792822

4.2	The above notices or other communications shall be deemed to have been given upon delivery if sent by facsimile; upon receipt if delivered by hand; three (3) days after mailing if sent by mail.
Article 5 Liabilities for Breach of Contract
If any party violates any provision hereof, the breaching party shall compensate the non-breaching party for all costs, expenses, losses and liabilities suffered or incurred therefrom.
Article 6 Termination
6.1	The parties acknowledge that they sign and perform this Agreement in accordance with the Memorandum. Dalian Borui hereby acknowledges that it is fully aware of and understands the contents of the Memorandum and agrees that HiSoft International or Haihui Dalian may promptly request to suspend or early terminate the Proposed Change hereunder if Yuanming Li violates any provision of the Memorandum.

6.2	Except as otherwise stipulated by this Agreement, this Agreement shall be terminated or rescinded in accordance with the following provisions under any of the following circumstances:
(1)	the parties agree to terminate this Agreement in writing;

(2)	if either Yuanming Li and Dalian Borui (as one party) or HiSoft International and Haihui Dalian (as the other party) materially breaches any covenant, agreement, term or condition hereof and fails to rectify the breach within thirty (30) days after the other party gives a written notice, the non-breaching party may terminate this Agreement;

(3)	if any force majeure event results in any party’s failure to perform its obligations or liabilities hereunder for a period in excess of thirty (30) days, any party shall have the right to terminate this Agreement;

(4)	if any transaction contemplated under the Memorandum, including the Proposed Change stipulated herein, fails to be completed as of March 31, 2008, unless (i) the parties otherwise come to an agreement in writing, (ii) the Memorandum otherwise expressly stipulates, or (iii) the parties to the Memorandum agree in writing to continue the Proposed Change hereunder, this Agreement shall be rescinded automatically and the parties agree to take all necessary actions to cancel and revoke all completed or ongoing transactions.
6.3	After the termination of this Agreement, no party shall assume any further obligations hereunder to the other parties but each party shall be subject to Article 6.2 and the following provisions:

TRANSLATION FOR REFERENCE ONLY
(1)	termination shall not release any party from its liability for breach of contract;

(2)	termination shall not release any party from its obligations to be performed after the termination of this Agreement in accordance with provisions thereof;

(3)	termination shall not release any party from its obligations or liabilities accrued prior to such termination or in connection with such termination.
Article 7 Expenses and Taxation
7.1	The parties shall pay their respective expenses, costs and fees in connection with the preparation, signing and implementation of this Agreement.

7.2	The parties shall be liable for the payment of any payable taxes arising from the Proposed Change in accordance with this Agreement. The parties shall be liable for the payment of stamp duty (if applicable) payable in connection with the originals of this Agreement held by them.
Article 8 Survival
Obligations contained herein shall survive the completion of the Proposed Change except for the parts already performed and unless otherwise stipulated by this Agreement.
Article 9 Confidentiality Obligation
Unless the parties otherwise agree in writing, no party may, directly or indirectly, or allow other parties to, disclose to any third party (i) the existence and the contents of this Agreement, or discussion of the transactions contemplated hereby; (ii) any term or condition hereof, or any aspect of the transactions contemplated hereby; or (iii) the implementation of this Agreement; except for disclosure (a) to any advisor, agent, shareholder, limited partner, director or officer of a party, (b) to any financial institution or bank whose consent or funding is required for the transactions contemplated hereby, (c) to the shareholders of each party, (d) mandatorily required by judicial and administrative proceedings or other laws, and (e) required by the governmental authority, regulatory body or stock exchange of competent jurisdiction over a party (or its parent company) and the transactions contemplated hereby.
Article 10 Dispute Resolution
Any disputes arising from or in connection with this Agreement, including the dispute regarding the validity or existence of this Agreement, shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules of CIETAC. The arbitration tribunal shall consist of three (3) arbitrators familiar with applicable corporate and commercial legal affairs. One (1) arbitrator shall be appointed by HiSoft International, one (1) arbitrator shall be appointed by Yuanming Li and one (1) arbitrator shall be appointed by CIETAC chairman as jointly entrusted by HiSoft International and Yuanming Li in accordance with applicable CIETAC rules. The arbitral award shall be final and binding upon the parties in dispute.
Article 11 Counterparts

TRANSLATION FOR REFERENCE ONLY
This Agreement shall be made in seven (7) counterparts, with the parties hereto, the Training Center, the competent education authority of the Training Center and the civil affairs registration authority holding one (1) original respectively. To meet the demand for the completion of governmental examination and approval/filing procedures in connection with the Proposed Change, the parties may prepare originals in addition to said originals.
Article 12 Effectiveness
This Agreement shall become effective and binding on the parties from the date hereof.
Article 13 Amendment
This Agreement shall be amended by the parties or their duly authorized representatives in writing and become effective upon signing.
Article 14 Assignment
Without prior consent of the other parties, no party shall assign or attempt to assign any of its rights or obligations hereunder. However, by notifying Haihui Dalian and HiSoft International in writing thirty (30) days in advance, Dalian Borui shall have the right to assign any of its rights or obligations hereunder to its designated third party. Under such circumstance, the parties agree to change the promoter of the Training Center into the third party designated by Dalian Borui.
Article 15 Severability
The invalidity, illegality or unenforceability of any provisions hereof shall not affect the other provisions hereof.
Article 16 Entire Agreement
This Agreement and the Memorandum shall constitute the entire agreement regarding the Proposed Change among the parties. Any prior intentions and understandings expressed and discussions, representations, warranties, covenants or undertakings (either express or implied, either written or oral) made by a party or its agents to the other parties or their agents for this transaction shall be superseded by this Agreement and the Memorandum.
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date first above written.
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TRANSLATION FOR REFERENCE ONLY
     IN WITNESS WHEREOF, the parties have signed and delivered this Agreement in Dalian City, PRC as of the date first above written.

HISOFT TECHNOLOGY INTERNATIONAL LIMITED
By:	/s/ Loh Tiak Koon
	Name:	Loh Tiak Koon
	Title:	CEO

Dalian Haihui Sci-Tech Co., Ltd. (Seal) [COMPANY SEAL]
By:	/s/ Jiuchang Wang
	Name:	Jiuchang Wang
	Title:	Authorized Representative

Yuanming Li
By:	/s/ Yuanming Li

Dalian Borui Information Technology Co., Ltd. (Seal) [COMPANY SEAL]
By:	/s/ Yuanming Li
	Name:	Yuanming Li
	Title:	Legal Representative